November 2012

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated November 9, 2012

Deutsche Bank Commodity Indices

November 2012

Contents

Section

1. Optimum Yield Indices

 * DB Commodity Booster - DJUBS ERAC Index

 * DB Commodity Booster DJUBS - TV14 ERAC Index

 * DB Commodity Booster - Benchmark Index

2. Mean Reversion Indices

 * DBLCI - MR Index

 * DBLCI - Mean Reversion Enhanced ERAC Index

 * DB MR Enhanced 15 Index

 * DBLCI - MR+ Index

3. Market Neutral Indices

 * DB Commodity Harvest ERAC Index

 * DB Commodity Harvest -- 10 ERAC Index

4. Long-Short Indices

 * DBLCI Commodity Momentum Index

5. DB Commodity Allocator Index

6. DB Commodity Risk Parity 18 Index

7. DB Commodity Apex 14 ERAC Index

8. Optimum Yield Enhanced Indices

 * DB Commodity Booster OYE DJUBS Index

 * DB Commodity Booster OYE Benchmark Light Energy Index

 * DB Commodity Curve Alpha ERAC Index

 * DB Commodity Curve Alpha ERAC 10 Index

 Appendix

1 Appendix

Executive Summary

The Evolution of Commodity Markets

[] Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation[] An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting
collateral. This transparent, rule-based   roll mechanism eliminates human
intervention[] Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space[] As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

DB Commodity -- Family of Indices

Introduction

[] The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum);
Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target
Volatility) and Risk Parity

                                                                          Optimized Yield
DB Commodity Indices              Mean Reversion Momentum Optimized Yield                 Risk Parity Target Volatility
                                                                             Enhanced
DB Commodity Booster -- DJUBS
ERAC                                                              []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Booster DJUBS --
TV14 ERAC                                                         []                                          []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Booster -- Benchmark                                 []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DBLCI-MR                                   []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DBLCI-MR+                                  []          []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DBLCI -- Mean Reversion Enhanced
ERAC                                       []                     []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB MR Enhanced 15                          []                     []                                          []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Harvest ERAC                                         []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Harvest -- 10 ERAC                                   []                                          []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DBLCI Commodity Momentum Index                         []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Allocator                     []          []         []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Risk Parity 18 Index          []          []         []                           []             []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Apex 14 ERAC Index            []          []         []                           []             []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Booster OYE DJUBS                                                    []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Booster OYE
Benchmark Light Energy                                                            []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Curve Alpha ERAC                                                     []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Curve Alpha ERAC 10                                                  []                          []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------

Optimum Yield Indices

Section 1

DB Commodity Booster -- DJUBS ERAC

Index Summary

[] Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity
Booster -- DJUBS ERAC Index has the same base weights as the DJUBS Index.
Weights are rebalanced annually.

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months[] Embedded Cost: 0.70%  per annum[] Transparency:
Rule-based  index with the closing level and weights published daily on
Bloomberg (DBCMBDEN)

Note:

1 ERAC: Excess Return After Cost

DB Commodity Booster -- DJUBS ERAC

Index Construction

Replicates the
DJUBS Index by Agriculture Industrial Metals Precious Metals Energy
using OY indices 38.68%  (36.15%  (1)) 16.33%  (18.64%  (1)) 12.95%  (12.56%
(1)) 32.06%  (32.64%  (1))
 thereby providing similar commodity exposure while seeking to manage returns
DJUBS more effectively

Apply Optimum Yield Technology

[] Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- DJUBS

[] Subtract 0.70% fees per annum

DB Commodity Booster -- DJUBS ERAC

DB Commodity Booster -- DJUBS ERAC

Performance Analysis

Index Returns (1)

500 400 300 200 100

0
Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12  DB Commodity Booster - DJUBS
ERAC
DJUBS
S and P-GSCI

Index Sector Exposure (1)
Sector                    Current Weight (%)
Energy                                     32.06
Precious Metal                             12.95
Industrial Metal                           16.33
Agriculture                                38.68

Performance Analysis (1)
--------------------------------------------- -------------- --------------
                             DB Commodity
January 2002 -- Oct 2012     Booster -- DJUBS DJUBS          S and P-GSCI
                             ERAC
Annualized Returns           9.9%             4.5%           3.3%
Volatility                   16.9%            18.6%          25.5%
Sharpe Ratio(2)              0.59             0.24           0.13
Maximum Drawdown             -54.3%           -57.1%         -71.6%
  Start Date                 Jul-08           Jul-08         Jul-08
  End Date                   Mar-09           Mar-09         Feb-09
Max Monthly Consecutive Loss -51.7%           -54.5%         -67.8%
  Start Date                 Jul-08           Jul-08         Jul-08
  End Date                   Feb-09           Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          46% / -48.8%     39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           24.2% / -38.5%   24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      0.9%             0.5%           0.5%
% Months with Gains          65.4%            58.5%          60.0%
Correlation
  DJUBS                      0.97             1.00           0.91
  S and P-GSCI                   0.88             0.91           1.00
---------------------------- ---------------- -------------- --------------

Year on Year Performance Comparison (1)
========================================================================== ========
                           Annual Returns for Excess Return / ERAC Indices
                  -------------------------------------------------------- --------
                  DB Commodity Booster -- DJUBS
Calendar Year                           ERAC     DJUBS                     S and P-GSCI
2002                                   22.35%   23.86%                      29.92%
2003                                   26.88%   22.66%                      19.48%
2004                                   22.26%    7.64%                      15.65%
2005                                   29.73%   17.54%                      21.61%
2006                                   11.79%    -2.71%                     -19.07%
2007                                   15.87%   11.08%                      26.81%
2008                                  -30.94%   -36.61%                     -47.29%
2009                                   18.97%   18.72%                      13.30%
2010                                   16.13%   16.67%                        8.88%
2011                                   -9.77%   -13.37%                      -1.23%
2012 YTD                                1.62%    1.47%                       -0.81%
Annualized Return                       9.93%    4.45%                        3.34%
----------------- ----------------------------- -------------------------- --------

Notes:
1 Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS ERAC Index would have been lower than the
Index as a result of fees and / or costs
2 Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After
Cost
3 Data is as of 31 Oct 2012. Statistics shown are either for excess return indices or ERAC indices. 8

DB Commodity Booster DJUBS -- TV14 ERAC

Index Summary

[] Composition: Same base weights as the DJUBS Index

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Target Volatility: Varies its exposure to the
DB Commodity Booster -- DJUBS ERAC Index with a view to target a volatility of
14%.  Exposure is capped at 500%.

[] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Note:

1 ERAC: Excess Return After Cost

  Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

DB Commodity Booster DJUBS -- TV14 ERAC

Index Construction

   Agriculture      Industrial Metals    Precious Metals          Energy
38.68% (36.15% (1)) 16. 33% (18.64% (1)) 12.95% (12.56% (1)) 32.06% (32.64% (1))

Apply Optimum Yield Technology

[] Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- DJUBS

[] Subtract 0.70% fees per annum

DB Commodity Booster -- DJUBS ERAC

Apply Target Volatility Technology
[] Volatility is targeted at 14% by varying exposure to
the DB Commodity Booster -- DJUBS ERAC Index

DB Commodity Booster DJUBS -- TV14 ERAC

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31 Oct 2012
2 ERAC: Excess Return After Cost                                                         10

DB Commodity Booster DJUBS -- TV14 ERAC

Performance Analysis

Index Returns (1)

500 400 300 200 100

0
Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12  DB Commodity Booster DJUBS -
TV14 ERAC
DB Commodity Booster - DJUBS ERAC
DJUBS

Index Exposure (1)
Current Exposure to DB Commodity
Booster -- DJUBS ERAC                        121.74%
Underlying Sector                Current Weight (%)
Energy                                            32.06
Precious Metal                                    12.95
Industrial Metal                                  16.33
Agriculture                                       38.68

Performance Analysis (1)
----------------------------------------------------- -------------- --------------
                                DB Commodity          DB Commodity
January 2002 -- Oct 2012        Booster DJUBS - TV 14 Booster -- DJUBS DJUBS
                                ERAC                  ERAC
Annualized Returns              13.3%                 9.9%           4.5%
Volatility                      14.7%                 16.9%          18.6%
Sharpe Ratio                    0.91                  0.59           0.24
Maximum Drawdown                -35.3%                -54.3%         -57.1%
  Start Date                    Jul-08                Jul-08         Jul-08
  End Date                      Mar-09                Mar-09         Mar-09
Max Monthly Consecutive Loss    -33.2%                -51.7%         -54.5%
  Start Date                    Jul-08                Jul-08         Jul-08
  End Date                      Feb-09                Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months             58.5% / -31.6%        46% / -48.8%   39.9% / -52.7%
  Rolling 3 Months              27.5% / -23.6%        24.2% / -38.5% 24.7% / -39.7%
Average Monthly Returns         1.1%                  0.9%           0.5%
% Months with Gains             65.4%                 65.4%          58.5%
Correlation
  DB Commodity Booster -- DJUBS
ERAC                            0.94                  1.00           0.97
  DJUBS                         0.93                  0.97           1.00
------------------------------- --------------------- -------------- --------------

Year on Year Performance Comparison (1)
=========================================================================== =======
                            Annual Returns for Excess Return / ERAC Indices
                  --------------------------------------------------------- -------
                  DB Commodity Booster DB Commodity Booster
Calendar Year       DJUBS - TV 14 ERAC       -- DJUBS ERAC                   DJUBS
2002                           28.73%               22.35%                  23.86%
2003                           45.66%               26.88%                  22.66%
2004                           26.18%               22.26%                   7.64%
2005                           29.49%               29.73%                  17.54%
2006                           10.23%               11.79%                   -2.71%
2007                           15.91%               15.87%                  11.08%
2008                          -16.19%              -30.94%                  -36.61%
2009                           12.73%               18.97%                  18.72%
2010                           15.63%               16.13%                  16.67%
2011                           -8.94%               -9.77%                  -13.37%
2012 YTD                       -0.50%                1.62%                   1.47%
Annualized Return              13.31%                9.93%                   4.45%
----------------- -------------------- ------------------------------------ -------

Notes:
1 Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC and DB Commodity
Booster DJUBS -- TV14 ERAC have been retrospectively calculated and did not exist prior to 12 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS
-- TV14 ERAC Index would have been lower than the Index as a result of fees and
/ or costs 11
2 Data is as of 31 Oct 2012. Statistics shown are for excess return indices or
ERAC Indices. Current weights shown are for DB Commodity Booster -- DJUBS ERAC
Index

DB Commodity Booster -- Benchmark

Index Summary

[] Composition: Same base weights as the S and P GSCI Index

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

DB Commodity Booster -- Benchmark

Index Construction

Index replicates the
Agriculture and
S and P GSCI by using Industrial Metal Precious Metal Energy Livestock (1 1 1)
OY indices thereby 6.45%  (6.98% ) 3.71%  (3.46% ) 68.60%  (70.48% ) 21.26%
(19.08%  (1))
      providing similar commodity exposure while seeking to manage roll returns more effectively S and P GSCI

Apply Optimum Yield Technology

[] Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- Benchmark

Note:

1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31
Oct 2012

DB Commodity Booster -- Benchmark

Performance Analysis

Index Returns 1

600 500 400 300 200 100

0
Jan-02 Jan-04 Jan-06 Jan-08 Jan-10 Jan-12

DB Commodity Booster - Benchmark DJUBS S and P-GSCI

Index Sector Exposure (1)
Sector                    Current Weight (%)
Energy                                     68.60
Precious Metal                              3.71
Industrial Metal                            6.45
Agriculture and Livestock                    21.26

Performance Analysis (1)
------------------------------------------------- -------------- --------------
                             DB Commodity
January 2002 -- Oct 2012                          DJUBS          S and P-GSCI
                             Booster -- Benchmark
Annualized Returns           11.3%                4.5%           3.3%
Volatility                   22.3%                18.6%          25.5%
Sharpe Ratio                 0.50                 0.24           0.13
Maximum Drawdown             -64.6%               -57.1%         -71.6%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Mar-09         Feb-09
Max Monthly Consecutive Loss -60.7%               -54.5%         -67.8%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          76.3% / -56.7%       39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           33.4% / -47.4%       24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      1.1%                 0.5%           0.5%
% Months with Gains          60.0%                58.5%          60.0%
Correlation
  DJUBS                      0.90                 1.00           0.91
  S and P-GSCI                   0.97                 0.91           1.00
---------------------------- -------------------- -------------- --------------

Year on Year Performance Comparison 1

Annual Returns for Excess Return Indices DB Commodity
Calendar Year Booster -- Benchmark DJUBS S and P-GSCI

2002 25.99% 23.86% 29.92% 2003 27.09% 22.66% 19.48% 2004 38.49% 7.64% 15.65%
2005 41.80% 17.54% 21.61% 2006 -2.31% -2.71% -19.07% 2007 25.49% 11.08% 26.81%
2008 -36.65% -36.61% -47.29% 2009 20.31% 18.72% 13.30% 2010 9.69% 16.67% 8.88%
2011 -0.55% -13.37% -1.23% 2012 YTD -0.86% 1.47% -0.81%
Annualized Return 11.25% 4.45% 3.34%

Notes:
1 Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns.
Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs 14
2 Data is as of 31 Oct 2012. Statistics shown are for excess return indices.

Mean Reversion Indices

Section 2

DBLCI -MR

Index Summary

[] Components: Tracks the performance of a basket of 6 commodity futures:
Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[] Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture.
The commodity weight is determined formulaically based on the ratio between a one-year  and five-year  moving average price

[] Rebalancing: A rebalancing will occur whenever one of the commodities
undergoes a "trigger event. " A trigger event occurs when the one-year   moving
average price of the commodity trades +/-- 5% than the five-year   moving
average

[] Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[] Transparency: Rule-based   index with the closing level and weights
published daily on Bloomberg (DBLCMMCL)

[] Weight of each component determined based on the ratio of 1 year moving average price to 5 year moving average price

   Corn        Gold     Heating Oil  WTI Crude Oil  Aluminium      Wheat
(7.78% (2)) (2.81% (2)) (13.83% (2))   (32.68% (2)) (28.71% (2)) (14.18% (2))

Source: Deutsche Bank, 2012

Notes:

1 Base Weights of DBLCI-MR Index

2 Current Weights as of 31 Oct 2012

DBLCI -MR

Performance Analysis

Index Returns (1)

600 500 400 300 200 100

0
Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12  DBLCI - MR DBLCI DJUBS

Historical Weighting (1)

100% 80% 60% 40% 20%

0%
Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12  Energy Industrial Metals
Precious Metals Agriculture

Performance Analysis (1)
------------------------------------------- -------------- --------------
January 2002 -- Oct 2012     DBLCI-MR       DBLCI          DJUBS
Annualized Returns           12.3%          8.4%           4.5%
Volatility                   21.3%          23.4%          18.6%
Sharpe Ratio                 0.58           0.36           0.24
Maximum Drawdown             -62.8%         -65.2%         -57.1%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -59.0%         -61.9%         -54.5%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%
  Rolling 3 Months           33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%
Average Monthly Returns      1.1%           0.9%           0.5%
% Months with Gains          62.3%          59.2%          58.5%
Correlation
  DBLCI                      0.91           1.00           0.90
  DJUBS                      0.85           0.90           1.00
---------------------------- -------------- -------------- --------------

Year on Year Performance Comparison (1)
-------------------------------------------------------------- -------
                      Annual Returns for Excess Return Indices
                  -------------------------------------------- -------
Calendar Year     DBLCI-MR  DBLCI                               DJUBS
2002                27.73% 32.14%                              23.86%
2003                21.21% 22.42%                              22.66%
2004                25.85% 26.11%                               7.64%
2005                 2.96% 13.89%                              17.54%
2006                39.22%  3.06%                               -2.71%
2007                42.49% 34.67%                              11.08%
2008               -35.43% -39.60%                             -36.61%
2009                22.29% 10.17%                              18.72%
2010                13.62% 12.33%                              16.67%
2011                -2.47%  -1.13%                             -13.37%
2012 YTD             0.58%  0.21%                               1.47%
Annualized Return   12.26%  8.36%                               4.45%
----------------- -------- ----------------------------------- -------

Notes:
1 Source: Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs
2 Data is as of 31 Oct 2012. Statistics shown are for excess return indices.

DBLCI -- Mean Reversion Enhanced ERAC

Index Summary

[] Components: Tracks the performance of a basket of 12 commodity futures:
Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
Silver, Corn, Wheat and Soybeans.

[] Wheat(1) : Wheat exposure is taken through an equally-weighted  basket of
Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[] Dynamic Weights and Diversification (2): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals, Precious
Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities.
Agriculture commodities are subject to a cap of 18%

[] Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year  moving average price of one or more commodities trade +/-- 5% than the five-year  moving average

[] Embedded Cost: 1.10%  per annum

[] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBLCMREN)

Note:

1 Until Feb 2012 exposure to Wheat in the Mean Reversion Enhanced Index was taken entirely through Chicago Wheat futures

2 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%)

3 ERAC: Excess Return After Cost

DBLCI -- Mean Reversion Enhanced ERAC

Index Construction

Invests in 12 liquid Agriculture Industrial Metal Precious Metal (1)
                                                        (1 1 1) Energy (40% )
commodity contracts.  (25% ) (18% ) (17% ) Over-weights   cheap commodities and
under-weights   expensive ones Basket with Base Weights Employs OY

                                                         Apply Optimum Yield
Technology technology seeking to maximize roll yield by [] Optimize roll returns by attempting to invest in contracts with the highest implied roll yield selecting the optimum futures contract Basket with Base Weights using OY sub-indices

Apply MR Technology

[] Weight of each component determined based on the ratio of 1 year moving average (MA) price to 5 year MA price

DBLCI Mean Reversion Enhanced

[] Subtract 1.10% fees per annum

DBLCI Mean Reversion Enhanced ERAC

    Agriculture             Industrial Metal                                      Precious Metal    Energy
    (20.73% (2))               (26.75% (2))                                           (2.71% (2)) (49.82% (2))
Source: Deutsche Bank, 2012
Notes:
1 Base Weights of DBLCI-MR Enhanced ERAC Index. Current Weights as of 31 Oct 2012                              20

2 ERAC: Excess Return After Cost

DBLCI -- Mean Reversion Enhanced ERAC

Performance Analysis

Index Returns 1

Historical Weighting 1

600 500 400 300 200 100

0
Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12

DBLCI Mean Reversion Enhanced ERAC DBLCI - MR DJUBS

Year on Year Performance Comparison (1)
======================================================================== =======
                         Annual Returns for Excess Return / ERAC Indices
                  ------------------------------------------------------ -------
                        DBLCI Mean
                  Reversion Enhanced
Calendar Year                 ERAC   DBLCI-MR                             DJUBS
2002                        14.25%     27.73%                            23.86%
2003                        31.72%     21.21%                            22.66%
2004                        21.81%     25.85%                             7.64%
2005                         9.22%      2.96%                            17.54%
2006                        27.12%     39.22%                             -2.71%
2007                        25.28%     42.49%                            11.08%
2008                        -27.10%   -35.43%                            -36.61%
2009                        36.02%     22.29%                            18.72%
2010                         4.14%     13.62%                            16.67%
2011                        -22.73%    -2.47%                            -13.37%
2012 YTD                     -3.55%     0.58%                             1.47%
Annualized Return            8.63%     12.26%                             4.45%
----------------- ------------------ ----------------------------------- -------

Performance Analysis (1)
------------------------------------------- -------------- --------------
                             DBLCI Mean
January 2002 -- Oct 2012     Reversion Enhanced DBLCI-MR   DJUBS
                             ERAC
Annualized Returns           8.6%           12.3%          4.5%
Volatility                   19.3%          21.3%          18.6%
Sharpe Ratio                 0.45           0.58           0.24
Maximum Drawdown             -56.2%         -62.8%         -57.1%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Mar-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -54.1%         -59.0%         -54.5%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Feb-09         Feb-09         Feb-09
Max/Min Returns
 Rolling 12 Months           69.3% / -47.1% 84% / -56.3%   39.9% / -52.7%
 Rolling 3 Months            35.7% / -37.9% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      0.8%           1.1%           0.5%
% Months with Gains          59.2%          62.3%          58.5%
Correlation
 DBLCI -- MR                 0.85           1.00           0.85
 DJUBS                       0.85           0.85           1.00
---------------------------- -------------- -------------- --------------

Notes:
1 Source: Bloomberg. DBLCI -- Mean Reversion Enhanced ERAC and DBLCI-MR have been retrospectively calculated and did not exist prior to 26 October 2009 and
28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI --Mean Reversion
Enhanced ERAC Index would have been lower than the Index as a result of fees and / or costs 21
2 Data is as of 31 Oct 2012. Statistics shown are for excess return / ERAC indices.

DB MR Enhanced 15

Index Summary

[] Components: Tracks the performance of a basket of 12 commodity futures:
Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
Silver, Corn, Wheat and Soybeans

[] Wheat(1) : Wheat exposure is taken through an equally-weighted  basket of
Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[] Dynamic Weights and Diversification (2): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals, Precious
Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities.
Agriculture commodities are subject to a cap of 18%

[] Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%.  Exposure is capped at
300%.

[] Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year  moving average price of one or more commodities trade +/-- 5% than
the five-year   moving average

[] Transparency: The DB MR Enhanced 15 is a rule-based  index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

Notes:
1 Until Feb 2012 exposure to Wheat in the Mean Reversion Enhanced Index was taken entirely through Chicago Wheat futures
2 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%) 22

DB MR Enhanced 15

    Invests in 12 liquid commodity contracts.
Over-weights cheap commodities and under-weights expensive ones

              Employs OY technology seeking to maximize roll yield and Target
Volatility technology with the aim of obtaining a smoother return profile

Index Construction

Basket with Base Weights

Apply Optimum Yield Technology

[] Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

Basket with Base Weights using OY Sub-indices

Apply Mean Reversion Technology

[] Weight of each component determined based on the ratio of 1 year MA price to
5 year MA price

DBLCI -- Mean Reversion Enhanced 2

Agriculture(20.73%), Industrial Metal(26.75%), Precious Metal(2.71%) and
Energy(49.82%)

Apply Target Volatility Technology

[] Volatility targeted at 15% by varying exposure to the DBLCI -- Mean
Reversion Enhanced Index

DB MR Enhanced 15

Note:
1     Base Weights of DBLCI -- Mean Reversion Enhanced Index                   23
2     Current Weights of DBLCI-Mean Reversion Enhanced Index as of 31 Oct 2012

DB MR Enhanced 15

Performance Analysis

Index Returns (1)

600 500 400 300 200 100

0
Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12

DB MR Enhanced 15 DBLCI Mean Reversion Enhanced DJUBS

Historical Exposure 1

250% 50% 200% 40% 150% 30%

100% 20%
15.50% 15%
50% 10%

Current Exposure[]: 95.54%
0% 0% Mar-02 Mar-04 Mar-06 Mar-08 Mar-10 Mar-12
Participation(L) 3m MRE Vol(R)

MRE TV15 Average Vol(R) Target Vol(R)

Performance Analysis (1)
---------------------------------------------- ------------------ --------------
                                               DBLCI -- Mean
January 2002 -- Oct 2012     DB MR Enhanced 15                    DJUBS
                                               Reversion Enhanced
Annualized Returns           13.9%             9.8%               4.5%
Volatility                   15.7%             19.3%              18.6%
Sharpe Ratio                 0.89              0.51               0.24
Maximum Drawdown             -39.0%            -55.9%             -57.1%
 Start Date                  Jul-08            Jul-08             Jul-08
 End Date                    Jun-12            Mar-09             Mar-09
Max Monthly Consecutive Loss -33.5%            -53.8%             -54.5%
 Start Date                  Jul-08            Jul-08             Jul-08
 End Date                    Feb-09            Feb-09             Feb-09
Max/Min Returns
 Rolling 12 Months           79% / -31.1%      71.2% / -46.5%     39.9% / -52.7%
 Rolling 3 Months            25% / -22.2%      36% / -37.4%       24.7% / -39.7%
Average Monthly Returns      1.2%              0.9%               0.5%
% Months with Gains          59.2%             59.2%              58.5%
Correlation
 DBLCI-MR                    0.92              1.00               0.84
 DJUBS                       0.81              0.84               1.00
---------------------------- ----------------- ------------------ --------------

Year on Year Performance Comparison (1)
================================================================ =======
                        Annual Returns for Excess Return Indices
                  ---------------------------------------------- -------
                      DB MR        DBLCI -- Mean
Calendar Year     Enhanced 15 Reversion Enhanced                  DJUBS
2002                  25.61%            15.52%                   23.86%
2003                  53.97%            33.19%                   22.66%
2004                  25.18%            23.16%                    7.64%
2005                  15.77%            10.43%                   17.54%
2006                  30.96%            28.54%                    -2.71%
2007                  24.84%            26.67%                   11.08%
2008                 -11.82%            -26.29%                  -36.61%
2009                  18.57%            37.53%                   18.72%
2010                   5.99%             5.29%                   16.67%
2011                 -16.78%            -21.87%                  -13.37%
2012 YTD              -3.20%             -2.66%                   1.47%
Annualized Return     13.88%              9.84%                   4.45%
----------------- ----------- ---------------------------------- -------

Note:
1 Source: Bloomberg. DBLCI -- Mean Reversion Enhanced and DB MR Enhanced 15
have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs. 24
2 Data is as of 31 Oct 2012. Statistics shown are for excess return indices.

DBLCI MR+

Index Summary

[] Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
Crude Oil, Heating Oil, Gold, Corn and Wheat[] Dynamic Weights: Seeks to
underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors:
Energy, Base Metals, Precious Metals, Agriculture [] Dynamic Allocation: The
"Plus" strategy aims to preserve excess returns generated by the DBLCI-MR  by adjusting its exposure monthly to reflect upward and downward momentum cycles.
A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns[] Rebalancing: A rebalancing in the underlying index (DBLCI-MR)  will occur whenever one of the commodities undergoes a
"trigger event. " A trigger event occurs when the one-year  moving average price of the commodity trades +/-- 5% than the five-year  moving average[] Roll
Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components[] Transparency: Rule-based  index with the closing level, weights and exposure published daily on Bloomberg
(DBLCMPUE)

                 Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Aims to offer upside exposure to
DBLCI -MR but limit potential drawdowns by employing a momentum algorithm

DBLCI MR+

Index Construction

   Corn      Gold    Heating oil  WTI     Aluminium     Wheat
(11.25%(1)) (10%(1))   (20%(1))  (35%(1))  (12.5%(1)) (11.25%(1))

Basket with Base Weights

Apply Mean Reversion Technology

[] Weight of each component determined based on the ratio of 1 year MA price to
5 year MA price

 DBLCI-MR Returns(3)
--------------------
1 Month  -3.4%
-------- -----------
2 Month  -0.1%
-------- -----------
3 Month  8.1%
-------- -----------
4 Month  14.8%
-------- -----------
5 Month  7.6%
-------- -----------
6 Month  4.3%
-------- -----------
7 Month  -0.9%
-------- -----------
8 Month  0.4%
-------- -----------
9 Month  0.8%
-------- -----------
10 Month 5.3%
-------- -----------
11 Month 2.1%
-------- -----------
12 Month 8.6%
-------- -----------

DBLCI -MR(2)
Corn(7.8%), Gold(2.8%), Heating Oil(13.8%), Crude Oil(32.7%), Aluminium(28.7%)
and Wheat(14.2%)

Apply 'Plus' Strategy

[] Variable exposure to DBLCI-MR with the aim of preserving the upside but limiting loses[] Exposure to DBLCI-MR = total number of positive returns / 12
(9/12 = 75.00%)

DBLCI MR+

Note:
1 Base Weights of DBLCI-MR Index
2 Current Weights of DBLCI-MR Index as of 31 Oct 2012
3 Returns are calculated as of 6(th) business day of each month, from Oct 2011 to Oct 2012.

DBLCI MR+

Performance Analysis

Index Returns (1)

600 500 400 300 200 100

0
Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12

DBLCI MR+ DBLCI - MR DJUBS

Historical Weighting (1)

100% 1,400

                                                                          1,200
80% 1,000 60% 800

40% 600 400 20% 200
Current Participation (1): 75.00%
0% 0 Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12  Participation(L) DBLCI -
MR(R)

Performance Analysis (1)
------------------------------------------- -------------- --------------
January 2002 -- Oct 2012     DBLCI MR+      DBLCI-MR       DJUBS
Annualized Returns           9.9%           12.3%          4.5%
Volatility                   15.6%          21.3%          18.6%
Sharpe Ratio                 0.63           0.58           0.24
Maximum Drawdown             -33.8%         -62.8%         -57.1%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Jun-10         Feb-09         Mar-09
Max Monthly Consecutive Loss -27.1%         -59.0%         -54.5%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Nov-08         Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          81.8% / -31.4% 84% / -56.3%   39.9% / -52.7%
  Rolling 3 Months           28.4% / -26.7% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      0.9%           1.1%           0.5%
% Months with Gains          56.2%          62.3%          58.5%
Correlation
  DBLCI -- MR                0.86           1.00           0.85
  DJUBS                      0.72           0.85           1.00
---------------------------- -------------- -------------- --------------

Year on Year Performance Comparison (1)
-------------------------------------------------------------- -------
                      Annual Returns for Excess Return Indices
                  -------------------------------------------- -------
Calendar Year     DBLCI MR+ DBLCI-MR                            DJUBS
2002                 13.21%   27.73%                           23.86%
2003                 15.56%   21.21%                           22.66%
2004                 24.07%   25.85%                            7.64%
2005                 -4.53%    2.96%                           17.54%
2006                 24.53%   39.22%                            -2.71%
2007                 38.57%   42.49%                           11.08%
2008                 -0.67%  -35.43%                           -36.61%
2009                  8.87%   22.29%                           18.72%
2010                  2.36%   13.62%                           16.67%
2011                 -2.84%   -2.47%                           -13.37%
2012 YTD             -3.33%    0.58%                            1.47%
Annualized Return     9.89%   12.26%                            4.45%
----------------- --------- ---------------------------------- -------

Notes:
1 Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs 27
2 Data is as of 31 Oct 2012. Statistics shown are for excess return indices.

Market Neutral Indices

Section 3

DB Commodity Harvest ERAC

Index Summary

[] Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
S and P Goldman Sachs Light Energy Index and long the DB Commodity Booster --
Benchmark Light Energy Index, an Optimum Yield version of the S and P Goldman Sachs
Light Energy Index, in an attempt to provide market-neutral  exposure, and to generate returns from DB's optimum yield technology.

[] Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Embedded Cost: 0.60%  per annum

[] Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:

1 ERAC: Excess Return After Cost

DB Commodity Harvest ERAC

Index Construction

Precious Industrial Agriculture and
Strategy aims to Energy
(1) Metals Metals Livestock
                                                                    35.31%
(37.38%  ) generate alpha from 7.65%  (7.35%  (1)) 13.29%  (14.81%  (1)) 43.75%
 (40.45% (1))
  roll returns by going long the OY index and short the benchmark index

S and P GSCI Light Energy S and P GSCI Light Energy

Apply Optimum Yield Technology

[] Optimize roll returns by attempting to S and P GSCI Light Energy rolls maximize implied roll yield each commodity to its nearest available futures contract
DB Commodity Booster --Benchmark Light Energy

Long Short

Carry Strategy
[] Market neutral equally weighted Long and Short positions to generate Alpha.
Exposure to long and short legs rebalanced monthly DB Commodity Harvest to maintain overall neutrality

[] Subtract 0.60%  fees per annum
At each rebalance date, the Short position (S and P GSCI Light Energy) rolls to the nearest dated futures contract for each commodity whereas the Long position (DB
Commodity Booster -- Benchmark Light Energy) rolls to the future contract with the highest implied roll yield and expires within DB Commodity Harvest ERAC the next 13 months.

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
31 Oct 2012
2 ERAC: Excess Return After Cost 30

DB Commodity Harvest ERAC

Performance Analysis

Index Returns (1)

400 300 200 100

0
Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12

DB Commodity Harvest ERAC
DB Commodity Booster - Benchmark Light Energy
S and P-GSCI Light Energy

Performance Analysis (1)

                                          DB Commodity Booster
                             DB Commodity                      S and P-GSCI
January 2002 -- Oct 2012                  -- Benchmark
                             Harvest ERAC                      Light Energy
                                          Light Energy
Annualized Returns           4.1%         8.4%                 3.3%
Volatility                   3.4%         17.6%                19.3%
Sharpe Ratio                 1.19         0.48                 0.17
Maximum Drawdown             -6.3%        -56.8%               -60.9%
 Start Date                  May-07       Jul-08               Jul-08
 End Date                    Sep-07       Mar-09               Feb-09
Max Monthly Consecutive Loss -5.3%        -53.8%               -58.0%
  Start Date                 Jun-07       Jul-08               Jul-08
  End Date                   Sep-07       Feb-09               Feb-09
Max / Min Returns
  Rolling 12 Months          17% / -5.4%  51.7% / -50.3%       48.2% / -55.8%
  Rolling 3 Months           6.4% / -5.6% 24.8% / -42.4%       26.1% / -44.6%
Average Monthly Returns      0.3%         0.8%                 0.4%
% Months with Gains          66.2%        61.5%                58.5%
Correlation
  DB Commodity Booster --
  Benchmark Light Energy     -0.40        1.00                 0.98
  S and P-GSCI Light Energy      -0.54        0.98                 1.00
---------------------------- ------------ -------------------- --------------

Index Constituents (1)
------------------------------------ ----------------------
Index                                Current Weight (%)
DB Commodity Booster -- Benchmark                      100
Light Energy
S and P Goldman Sachs Light Energy Index                  --100
------------------------------------ ----------------------

                           Annual Returns for Excess Return / ERAC Indices
                  --------------------------------------------------------
                               DB
                  Commodity Harvest DB Commodity Booster --   S and P-GSCI
Calendar Year                ERAC   Benchmark Light Energy  Light Energy
2002                        -2.63%                 13.10%       15.09%
2003                         3.84%                 20.91%       15.41%
2004                        12.84%                 22.05%        7.31%
2005                        10.17%                 28.51%       15.51%
2006                        12.30%                  9.15%       -3.77%
2007                        -0.44%                 17.49%       17.16%
2008                        10.61%                -33.20%      -40.39%
2009                         0.58%                 17.02%       15.17%
2010                        -1.38%                 16.11%       16.94%
2011                         1.58%                 -5.21%       -7.28%
2012 YTD                    -1.65%                  1.64%        2.67%
Annualized Return            4.07%                  8.43%        3.28%
----------------- ----------------- ----------------------- --------------

Notes:

1 Source: Bloomberg. DB Commodity Harvest ERAC and DB Commodity Booster -- Benchmark Light Energy have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC Index have been lower than the Index as a result of fees and / or
 costs                                                                                               31

2 Statistics shown are for excess return / ERAC indices. Data is as of 31 Oct
2012

DB Commodity Harvest -- 10 ERAC

Index Summary

[] Market Neutral Strategy: The DB Commodity Harvest Index goes short the S and P
Goldman Sachs Light Energy Index and long the DB Commodity Booster -- Benchmark
Light Energy Index, an Optimum Yield version of the S and P Goldman Sachs Light
Energy Index, in an attempt to provide market-neutral  exposure, and to generate returns from DB's optimum yield technology

[] Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Target Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%.  Exposure is capped at 500%.

[] Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

Note:

1 ERAC: Excess Return After Cost

DB Commodity Harvest -- 10 ERAC

Index Construction

Strategy aims to Precious Industrial Agriculture and Energy

      (1) Metals Metals Livestock generate alpha from 35.31%  (37.38%  )
7.65%  (7.35%  (1)) 13.29%  (14.81%  (1)) 43.75%  (40.45% (1))
   roll returns and to smoothen the return profile by varying exposure to the underlying index in
                                                                S and P GSCI Light
Energy S and P GSCI Light Energy response to changes in realized volatility
Apply Optimum Yield Technology
                                       [] Optimize roll returns by attempting
to maximize implied roll yield S and P GSCI Light Energy rolls each commodity to its nearest DB Commodity Booster -- available futures contract

Benchmark Light Energy

Long Short

Carry Strategy
[] Market neutral equally weighted DB Commodity Harvest Long and Short positions to generate Alpha.  Exposure to long and short legs rebalanced monthly to maintain overall neutrality[] Subtract 0.60%  fees per annum

DB Commodity Harvest ERAC

Apply Target Volatility Technology

[] Volatility targeted at 10% by varying exposure to the DB Commodity Harvest
ERAC

DB Commodity Harvest -- 10 ERAC

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
31 Oct 2012 33
2 ERAC: Excess Return After Cost

DB Commodity Harvest -- 10 ERAC

Performance Analysis

Index Returns (1)

500 400 300 200 100

0
Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12

DB Commodity Harvest - 10 ERAC

DB Commodity Harvest ERAC

S and P-GSCI Light Energy

Performance Analysis 1

                                            DB
                             DB Commodity                     S and P-GSCI
January 2002 -- Oct 2012                    Commodity Harvest
                             Harvest -- 10 (ERAC) ERAC        Light Energy
Annualized Returns           11.8%          4.1%              3.3%
Volatility                   10.9%          3.4%              19.3%
Sharpe Ratio                 1.08           1.19              0.17
Maximum Drawdown             -27.0%         -6.3%             -60.9%
 Start Date                  Jun-10         May-07            Jul-08
 End Date                    Jul-12         Sep-07            Feb-09
Max Monthly Consecutive Loss -17.2%         -5.3%             -58.0%
  Start Date                 Jun-07         Jun-07            Jul-08
  End Date                   Sep-07         Sep-07            Feb-09
Max / Min Returns
  Rolling 12 Months          66.4% / -21.5% 17% / -5.4%       48.2% / -55.8%
  Rolling 3 Months           20.9% / -17.6% 6.4% / -5.6%      26.1% / -44.6%
Average Monthly Returns      1.0%           0.3%              0.4%
% Months with Gains          66.2%          66.2%             58.5%
Correlation
  DB Commodity Harvest ERAC  0.96           1.00              -0.54
  S and P-GSCI Light Energy      -0.53          -0.54             1.00
---------------------------- -------------- ----------------- --------------

Historical Exposure (1)

600% 500% 400% 300%

200%

Current Exposure (1): 476.19%
100%

0%
Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12

Year on Year Performance Comparison 1

                        Annual Returns for Excess Return / ERAC Indices
                  -----------------------------------------------------
                                                  DB
                     DB Commodity    Commodity Harvest   S and P-GSCI
Calendar Year     Harvest -- 10 ERAC            ERAC   Light Energy
2002                       -8.22%              -2.63%      15.09%
2003                        9.87%               3.84%      15.41%
2004                       47.35%             12.84%        7.31%
2005                       34.80%             10.17%       15.51%
2006                       36.68%             12.30%       -3.77%
2007                       -2.51%              -0.44%      17.16%
2008                       39.69%             10.61%      -40.39%
2009                        1.85%               0.58%      15.17%
2010                       -5.88%              -1.38%      16.94%
2011                        3.51%               1.58%      -7.28%
2012 YTD                   -9.57%              -1.65%       2.67%
Annualized Return          11.78%               4.07%       3.28%
----------------- ------------------ ----------------- ----------------

Notes:

1 Source: Bloomberg. DB Commodity Harvest - 10 ERAC and DB Commodity Harvest ERAC have been retrospectively calculated and did not exist prior to 14 October 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest -
    10 ERAC Index have been lower than the Index as a result of fees and / or costs.
                                                                                               34

2 Statistics shown are for excess return / ERAC indices. Data is as of 31 Oct
2012

Long-Short Indices

Section 4

DBLCI Commodity Momentum

Index Summary

[] Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times.  Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[] Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn, Wheat,
Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver[] Bullish /
Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[] Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1.  If nine or more commodities commodities have a bearish signal, then EI is -1.
Otherwise it is zero.

[] Rebalancing: Each month, if the 45 day moving average of EI is greater than
50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month.
    If it is less than -50%,  the strategy goes short an equally weighted basket of bearish signal commodities for the next month. If it is between -50%
and 50%, the strategy provides no exposure for the following month[]
Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBCMMOUE)

DBLCI Commodity Momentum
Index Construction
------------------ ------------------ ----------------- -------------------
Agriculture (Corn, Industrial Metals                         Energy
 Wheat, Soybeans,  (Aluminum, Copper, Precious Metals   (Crude Oil, Natural
        Sugar)         nickel, Zinc)     (Gold, Silver) Gas, Heating Oil,
                                                         RBOB Gasoline)

Basket with 14 Commodities

Apply Momentum strategy

[] Generate bullish/bearish signal by computing 45 day moving average of the
Environmental Indicator (EI)

Basket with Bearish or Bullish commodities

Rebalancing

[] Long / short / stay neutral depending upon the signal generated above

DBLCI Commodity Momentum Index

DBLCI Commodity Momentum

Performance Analysis

Index Returns (1)

500 400 300

200

100

0
Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12

DBLCI Commodity Momentum S and P GSCI DJUBS

Performance Analysis (1)

Year on Year Performance Comparison (1)
================================================================== =======
                          Annual Returns for Excess Return Indices
                  ------------------------------------------------ -------
                  DBLCI Commodity
Calendar Year           Momentum  S and P GSCI                          DJUBS
2002                        2.81%  29.92%                          23.86%
2003                        0.60%  19.48%                          22.66%
2004                      11.33%   15.65%                           7.64%
2005                      10.08%   21.61%                          17.54%
2006                      26.52%   -19.07%                          -2.71%
2007                        2.16%  26.81%                          11.08%
2008                      62.00%   -47.29%                         -36.61%
2009                      30.21%   13.30%                          18.72%
2010                      19.12%    8.88%                          16.67%
2011                        9.20%   -1.23%                         -13.37%
2012 YTD                  -27.15%   -0.81%                          1.47%
Annualized Return          11.56%    3.34%                          4.45%

Notes:
1 Source: Bloomberg. DBLCI Commodity Momentum index has been retrospectively calculated and did not exist prior to 18 October 2010.
 Accordingly, the results shown during the retrospective periods do not reflect actual
    Index returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI Commodity Momentum Index would has been lower than (the) 38 as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 Oct 2012

                             DBLCI
January 2002 -- Oct 2012     Commodity      S and P GSCI       DJUBS
                             Momentum
Annualized Returns           11.6%          3.3%           4.5%
Volatility                   16.4%          25.5%          18.6%
Sharpe Ratio                 0.71           0.13           0.24
Maximum Drawdown             -30.5%         -71.6%         -57.1%
 Start Date                  Dec-11         Jul-08         Jul-08
 End Date                    Oct-12         Feb-09         Mar-09
Max Monthly Consecutive Loss -22.1%         -67.8%         -54.5%
  Start Date                 Apr-12         Jul-08         Jul-08
  End Date                   Oct-12         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          90.9% / -24.2% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           51.8% / -15%   34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      1.0%           0.5%           0.5%
% Months with Gains          41.5%          60.0%          58.5%
Correlation
  S and P GSCI                   0.08           1.00           0.91
  DJUBS                      0.15           0.91           1.00
---------------------------- -------------- -------------- --------------

DB Commodity Allocator Index

Section 5

DB Commodity Allocator

Index Summary

[] Components: Uses a rule based methodology to allocate between Beta (the DB
MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns [] Optimizing Roll Returns:
Deutsche Bank's proprietary optimum yield ("OY") technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market)
from the list of tradable futures which expire in the next 13 months[] Dynamic
Allocation: Aims to preserve excess returns generated by the DB MR Enhanced
ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated.  The weight assigned to
DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB
Commodity Harvest ERAC Index[] Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced
ERAC Index.

[] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBLCABER)

Note:
1 ERAC: Excess Return After Cost

DB Commodity Allocator

Index Construction

Precious Industrial Agriculture
Strategy aims to Energy
35.31%  (37.38%  (1)) Metals Metals and Livestock
generate alpha from 7.65%  (7.35%  (1)) 13.29%  (14.81%  (1)) 43.75%  (40.45%
(1))
   roll returns and to smoothen the return
profile by adjusting S and P GSCI Light Energy S and P GSCI Light Energy
exposure in response
     to changes in Apply Optimum Yield Technology realized volatility []
Optimize roll returns by attempting to maximize implied roll yield

DB Commodity Booster --Benchmark Light Energy

Carry Strategy Long Short
[] Market neutral equally weighted Long and Short positions to generate Alpha

DB Commodity Harvest

Deduct Index Cost of 0.60%  pa

Energy Precious Industrial Agriculture (40%(2)) Metals (17%(2)) Metals (18%(2))
(25%(2))

Basket with Base Weights

Apply Optimum Yield Technology

[] Optimize roll returns by attempting to maximize implied roll yield

Basket with Base Weights using OY sub-indices

Apply MR Technology and
weight constraints

          DBLCI -- Mean Reversion Enhanced 3 Agriculture(20.73%), Industrial
Metal(26.75%), Precious Metal(2.71%) and Energy(49.82%)

Deduct Index Cost
of 1.10% pa

DB Commodity Harvest USD ERAC (ALPHA)

DB MR Enhanced ERAC (BETA)

- BETA: (DBLCI-MR Enhanced ERAC Index) attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities. It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.

- ALPHA: (DB Commodity Harvest USD ERAC Index) attempts to generate alpha by using DB's optimum yield technology, while providing market-neutral exposure to commodities.

Notes:
1      Weights of S and P GSCI Light Energy Index shown are: current weights (Base Weights). Current weights are as of 31 Oct 2012
2      Base Weights of DBLCI -- Mean Reversion Enhanced Index                                                                  41
3      Current weights of DBLCI -- Mean Reversion Enhanced Index as of 31 Oct 2012

DB Commodity Allocator

Index Construction

DB Commodity Harvest USD ERAC (ALPHA)

Apply 3x Leverage

DB Commodity Harvest USD ERAC Leveraged DB MR Enhanced ERAC (BETA)

Weight = 1 -- Weight of Beta Weight = total number of positive (100% -- 50.00%
= 50.00%) Strategic Allocation returns / 12 (6/12 = 50.00%)

[] Allocation to both indices adjusted monthly based on momentum of the Beta
Index

 Beta Index Returns(1)
----------------------
1 Month  -1.00%
-------- -------------
2 Month  3.14%
-------- -------------
3 Month  1.86%
-------- -------------
4 Month  8.51%
-------- -------------
5 Month  9.97%
-------- -------------
6 Month  7.97%
-------- -------------
7 Month  4.09%
-------- -------------
8 Month  -3.98%
-------- -------------
9 Month  -5.58%
-------- -------------
10 Month -4.14%
-------- -------------
11 Month -7.08%
-------- -------------
12 Month -12.28%
-------- -------------

Notes:

1 Returns are calculated as of 3(rd) to last business day of each month, from
Oct 2011 to Oct 2012.

DB Commodity Allocator

DB Commodity Allocator

Performance Analysis

Index Returns (1)

500 400 300 200 100

0
Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12  DB Commodity Allocator DB
Commodity Harvest USD ERAC

DB MR Enhanced ERAC

                                  Exposure to DB MR Enhanced ERAC (2): 50.00%
Historical Exposure Exposure to DB Commodity Harvest USD ERAC
Leveraged (2): 50.00%

100% 80% 60% 40% 20%

0%
Jan-02  Jan-04  Jan-06  Jan-08  Jan-10  Jan-12  DB MR Enhanced ERAC
DB Commodity Harvest USD ERAC Leveraged

Performance Analysis(1)
------------------------------------------- ---------------- --------------
January 2002 -- Oct 2012     DB Commodity   DB Commodity     DB MR
                             Allocator      Harvest USD ERAC Enhanced ERAC
Annualized Returns           10.3%          4.1%             8.6%
Volatility                   13.9%          3.4%             19.3%
Sharpe Ratio                 0.74           1.19             0.45
Maximum Drawdown             -32.1%         -6.3%            -56.2%
  Start Date                 Jan-10         May-07           Jul-08
  End Date                   Jul-12         Sep-07           Mar-09
Max Monthly Consecutive Loss -27.6%         -5.3%            -54.1%
  Start Date                 Jul-08         Jun-07           Jul-08
  End Date                   Oct-08         Sep-07           Feb-09
Max / Min Returns
  Rolling 12 Months          57.5% / -19.7% 17% / -5.4%      69.3% / -47.1%
  Rolling 3 Months           28.8% / -23.9% 6.4% / -5.6%     35.7% / -37.9%
Average Monthly Returns      0.9%           0.3%             0.8%
% Months with Gains          59.2%          66.2%            59.2%
Correlation
  DB Commodity Harvest
  USD ERAC                   -0.08          1.00             -0.34
  DB MR Enhanced ERAC        0.72           -0.34            1.00
---------------------------- -------------- ---------------- --------------

Year on Year Performance Comparison (1)
================================================= =================
                    Annual Returns for Excess Return / ERAC Indices
                  -------------------------------------------------
                  DB Commodity      DB Commodity         DB MR
Calendar Year          Allocator Harvest USD ERAC Enhanced ERAC
2002                     4.02%            -2.63%         14.25%
2003                    28.16%             3.84%         31.72%
2004                    21.76%            12.84%         21.81%
2005                    13.87%            10.17%          9.22%
2006                    26.67%            12.30%         27.12%
2007                    15.86%            -0.44%         25.28%
2008                    12.72%            10.61%        -27.10%
2009                    25.34%             0.58%         36.02%
2010                   -10.51%            -1.38%          4.14%
2011                   -10.98%             1.58%        -22.73%
2012 YTD                -5.57%            -1.65%         -3.55%
Annualized Return       10.26%             4.07%          8.63%
----------------- -------------- ---------------- -----------------

Notes:
1 Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns.
Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Allocator Index would have been lower than the Index as a result of fees and /
or costs. 43
2 Statistics shown are for excess return / ERAC indices. Data is as of 31 Oct
2012

DB Commodity Risk Parity 18 Index

Section 6

DB Commodity Risk Parity 18

Index Summary

[] Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal.  Risk contribution is determined by using past 3 month realized volatilities and correlations.
Volatility is targeted at 18% by leveraging the equal risk weighted portfolio;
such leverage is capped at 300%.

[] Components: The 4 sector indices used to construct the index are: DBLCI-OY
Energy Index, DBLCI-OY   Industrial Metal Index, DBLCI-OY   Precious Metal
Index and DBLCI-OY   Agriculture Index.

[] Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[] Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market)
or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg
(DBCMRPTV)

DB Commodity Risk Parity 18
Index Construction
------------------ ------------------ ------------------ ------------------
     DBLCI-OY         DBLCI-OY           DBLCI-OY          DBLCI-OY
   Energy Index    Industrial Metal   Precious Metal       Agriculture
      (20.00% (1)) Index (22.80% (1)) Index (29.30% (1)) Index (27.90% (1))

Basket with 4 Sector Indices

Apply Risk Parity Technology

[] Allocates weights to each sector index such that the risk contribution of all components is equal

DB Commodity Risk Parity

Apply 0.50% fees per annum

Apply Target Volatility Technology

[] Volatility is targeted at 18% by varying exposure to each underlying sector index

DB Commodity Risk Parity 18

Note:

1 Current weights are as of 31 Oct 2012

     0
                                                                          ----------------- ------ ------ ------- ---------
 ----------------
     Jan-02  Jan-04          Jan-06 Jan-08         Jan-10 Jan-12              0%
                                                                                Jan-02      Jan-04 Jan-06 Jan-08    Jan-10  Jan-12
             ---------------                ------

              DB Commodity Risk Parity 18        S and P GSCI       DJUBS
                                                                                     Energy Agriculture Precious Metals Base Metals
Performance Analysis(1)                                                   Year on Year Performance Comparison (1)
----------------------------------- ------- ------ ------- -------------- =================================================
 ================
                             DB Commodity                                                           Annual Returns for Excess Return
 Indices

 -----------------------------------------
January 2002 -- Oct 2012     Risk Parity 18 S and P GSCI       DJUBS                                DB Commodity Risk
                                                                          Calendar Year               Parity 18   S and P GSCI
 DJUBS
Annualized Returns           21.0%          3.3%           4.5%           2002                         26.94%       29.92%
 23.86%
Volatility                   19.5%          25.5%          18.6%
Sharpe Ratio                 1.08           0.13           0.24           2003                         53.61%       19.48%
 22.66%
Maximum Drawdown             -37.6%         -71.6%         -57.1%         2004                         34.22%       15.65%
 7.64%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Dec-08         Feb-09         Mar-09         2005                         57.65%       21.61%
 17.54%
Max Monthly Consecutive Loss -33.5%         -67.8%         -54.5%         2006                         26.76%       -19.07%
 -2.71%
  Start Date                 Jul-08         Jul-08         Jul-08         2007                         20.15%       26.81%
 11.08%
  End Date                   Feb-09         Feb-09         Feb-09
Max / Min Returns                                                         2008                         -17.48%      -47.29%
 -36.61%
  Rolling 12 Months          118.5% / -35%  74.8% / -64.8% 39.9% / -52.7% 2009                         26.22%       13.30%
 18.72%
  Rolling 3 Months           47.9% / -28.8% 34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      1.8%           0.5%           0.5%           2010                         27.90%        8.88%
 16.67%
% Months with Gains          60.8%          60.0%          58.5%          2011                          -7.48%       -1.23%
 -13.37%
Correlation                                                               2012 YTD                      1.99%        -0.81%
 1.47%
  S and P GSCI                   0.73           1.00           0.91
  DJUBS                      0.84           0.91           1.00           Annualized Return            21.00%         3.34%
 4.45%
------------ --------------- ------ ------- ------ ------- -------------- ----------------- ------ -------------- ---------
 ----------------

Notes:
1 Source: Bloomberg. DB Commodity Risk Parity 18 index has been retrospectively calculated and did not exist prior to August 2010.  Accordingly, the results shown during the retrospective periods do not reflect actual returns.  Past performance is not necessarily indicative of how the Index will perform in the future.  The performance of any investment product based on the DB Commodity
Risk Parity 18 Index would have been lower than the Index as a result of fees and / or costs. 47
2 Statistics shown are for excess return indices. Data is as of 31 Oct 2012

DB Commodity Apex 14 ERAC Index

Section 7

DB Commodity Apex 14 ERAC

Index Summary

[] Attempts to generate reliable returns independent of market cycle

          [] By combining 3 well-established,  yet uncorrelated commodities strategies -- mean reversion, momentum, and carry -- the Apex index aims to generate extremely stable returns from the commodities markets[] Components:
Allocates exposure monthly between Mean Reversion (the DBLCI MR Enhanced
Index), Carry (the DB Commodity Harvest 3X Index), and Momentum (the DBLCI
Commodity Momentum Index) in the inverse ratio of their 3 month volatilities.
Exposure to each index is floored at 17.5%  and capped at 65%.  Exposure to the resulting basket is further scaled to target a volatility of 14%, with a maximum exposure of 200%.

[] Embedded Cost: A fee of 1.00%  per annum is embedded in the basket.

[] DBLCI MR Enhanced (1): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
Agriculture.  In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities.
Agriculture commodities are subject to a cap of 18%.

[] DB Commodity Harvest: The DB Commodity Harvest Index goes short the S and P
Goldman Sachs Light Energy Index and long the DB Commodity Booster -- Benchmark
Light Energy Index, an Optimum Yield version of the S and P Goldman Sachs Light
Energy Index, in an attempt to provide market-neutral   exposure, and to
generate returns from DB's optimum yield technology[] DBLCI Commodity Momentum:
 The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBCMA14N)

Note:

1 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%)

DB Commodity Apex 14 ERAC
Index Construction
------------------------------------------------- --------------------------- ---------------------
          DB Commodity Harvest                    DBLCI Commodity Momentum    DBLCI MR Enhanced
                                                                 (27.25% (1))          (20.83% (1))
                              Apply 300% exposure
        DB Commodity Harvest 3X
                     (51.91% (1))
                Strategic Allocation

[] Exposure to the 3 indices is adjusted monthly in inverse proportion of their
3 month realized volatilities

DB Commodity Apex

[] Subtract 1.00% fees per annum

DB Commodity Apex ERAC

Target Volatility

[] Adjust exposure monthly, by looking at 3 month realized volatility, to target a volatility of 14%.  Exposure to DB Commodity Apex is capped at 200%

DB Commodity Apex 14 ERAC
(Current Exposure: 200.00%)

DB Commodity Apex 14 ERAC

Performance Analysis

                   DB Commodity Apex 14 ERAC       S and P GSCI       DJUBS

                                                                                     DB Commodity Momentum DB MR Enhanced   DB
 Commodity Harvest 3X
Performance Analysis(1)                                                    Year on Year Performance Comparison (1)

-------------------------------------------- -------------- --------------
 ======================================================================= =======
                                                                                                          Annual Returns for Excess
 Return Indices

 ----------------------------------------------------- -------
                             DB Commodity

January 2002 -- Oct 2012                     S and P GSCI       DJUBS                            DB Commodity Apex 14

                             Apex 14 ERAC                                                                                 S and P GSCI
                DJUBS
                                                                           Calendar Year                   ERAC

Annualized Returns           21.1%           3.3%           4.5%           2002                            3.14%           29.92%
               23.86%
Volatility                   13.0%           25.5%          18.6%

Sharpe Ratio                 1.63            0.13           0.24           2003                           29.95%           19.48%
               22.66%
Maximum Drawdown             -35.0%          -71.6%         -57.1%         2004                           60.19%           15.65%
                7.64%
  Start Date                 Jun-11          Jul-08         Jul-08

                                                                           2005                           34.00%           21.61%
               17.54%
  End Date                   Jul-12          Feb-09         Mar-09

Max Monthly Consecutive Loss -13.8%          -67.8%         -54.5%         2006                           69.09%           -19.07%
                -2.71%
  Start Date                 Jul-11          Jul-08         Jul-08         2007                           15.46%           26.81%
               11.08%
  End Date                   Sep-11          Feb-09         Feb-09

Max / Min Returns                                                          2008                           45.47%           -47.29%
               -36.61%
  Rolling 12 Months          93.9% / -30.6%  74.8% / -64.8% 39.9% / -52.7% 2009                           21.44%           13.30%
               18.72%
  Rolling 3 Months           32.3% / -15.7%  34.4% / -53.4% 24.7% / -39.7%

Average Monthly Returns      1.7%            0.5%           0.5%           2010                            8.31%            8.88%
               16.67%
% Months with Gains          70.0%           60.0%          58.5%          2011                           -5.38%            -1.23%
               -13.37%
Correlation                                                                2012 YTD                      -21.52%            -0.81%
                1.47%
  S and P GSCI                   0.18            1.00           0.91

  DJUBS                      0.29            0.91           1.00           Annualized Return              21.12%             3.34%
                4.45%
---------------------------- --------------- -------------- -------------- ----------------- ----------------------------
 ------------------------ -------

1 Source: Bloomberg. DB Commodity Apex 14 ERAC index has been retrospectively calculated and Index went live only in June 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Apex 14 ERAC Index would have been lower than

the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 Oct 2012

2 Data is as of 31 Oct 2012. These represent the exposure of constituents to DB
Commodity Apex 14 ERAC index

Optimum Yield Enhanced Indices

Section 8

DB Commodity Booster OYE DJUBS

Index Summary

[] Composition: Same base weights as the DJUBS Index.  Weights are rebalanced annually[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum
Yield Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield.  Exposure to the 3 contracts is assessed and rebalanced monthly

-- Exposure to short-term   contract (front month), medium-term  and long-term
contracts (pre- defined schedule based on liquidity)

-- For livestock, exposure is to three-month  forward contracts

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBCMODUE)

[] Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield

DB Commodity Booster OYE DJUBS

Note:

1 Weights shown are: Rebalance Weights for 2012

DB Commodity Booster OYE DJUBS

Performance Analysis

Index Returns (1)                                                            Index Sector Exposure (1)

============================ ======= ========= === ========== ============== ------------------------------------------
 ----------------------- --------
500                                                                           Sector                                    Rebalance
 Weight (%)
              -------------- ------- --------- --- ---------- --------------

400                                                                           Energy
              32.64
              -------------- ------- --------- --- ---------- --------------

300                                                                           Precious Metal
              12.56
              -------------- ------- --------- --- ---------- --------------

200                                                                           Industrial Metal
              18.64
              -------------- ------- --------- --- ---------- --------------

100                                                                           Agriculture and Livestock
              36.15
              -------------- ------- --------- --- ---------- -------------- ------------------------------------------
 ----------------------- --------
   0

   Jan-02        Jan-04       Jan-06 Jan-08           Jan-10        Jan-12

-------------                        ------------- ----------

              DB Commodity Booster OYE DJUBS       DJUBS        S and P-GSCI

Performance Analysis (1)                                                     Year on Year Performance Comparison (1)

------------------------------------ --------- --- ---------- --------------
 ================================================================== ========
                             DB Commodity                                                              Annual Returns for Excess
 Return Indices
                                                                             -----------------
 ------------------------------------------------ --------
January 2002 -- Oct 2012                       DJUBS          S and P-GSCI

                             Booster OYE DJUBS                                                 DB Commodity Booster OYE

Annualized Returns           12.2%             4.5%           3.3%           Calendar Year                      DJUBS       DJUBS
            S and P-GSCI
Volatility                   16.0%             18.6%          25.5%          2002                               22.98%     23.86%
             29.92%
Sharpe Ratio(2)              0.76              0.24           0.13           2003                               23.39%     22.66%
             19.48%
Maximum Drawdown             -52.1%            -57.1%         -71.6%

   Start Date                Jul-08            Jul-08         Jul-08         2004                               24.99%      7.64%
             15.65%
   End Date                  Mar-09            Mar-09         Feb-09         2005                               34.94%     17.54%
             21.61%
Max Monthly Consecutive Loss -49.4%            -54.5%         -67.8%         2006                               14.89%     -2.71%
             -19.07%
  Start Date                 Jul-08            Jul-08         Jul-08

  End Date                   Feb-09            Feb-09         Feb-09         2007                               19.35%     11.08%
             26.81%
Max/Min Returns                                                              2008                              -27.14%    -36.61%
             -47.29%
  Rolling 12 Months          50.7% / -45.6%    39.9% / -52.7% 74.8% / -64.8%

  Rolling 3 Months           24.3% / -36.9%    24.7% / -39.7% 34.4% / -53.4% 2009                               21.67%     18.72%
             13.30%
Average Monthly Returns      1.1%              0.5%           0.5%           2010                               16.88%     16.67%
               8.88%
% Months with Gains          63.8%             58.5%          60.0%

Correlation                                                                  2011                               -6.80%    -13.37%
              -1.23%
  DJUBS                      0.97              1.00           0.91           2012 YTD                            2.53%      1.47%
              -0.81%
  S and P-GSCI                   0.89              0.91           1.00           Annualized Return                  12.18%      4.45%
               3.34%
------------- -------------- ------- --------- -------------- -------------- ----------------- ------------------------
 ----------------------- --------

Notes:

1 Source: Bloomberg. DB Commodity Booster OYE DJUBS has been retrospectively calculated and did not exist prior to 31 October 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Booster OYE DJUBS Index would have been lower than the Index as a result of fees and / or costs

2 Sharpe Ratio = annualized return / volatility

3 Data is as of 31 Oct 2012. Statistics shown are for excess return indices.

DB Commodity Booster OYE Benchmark Light Energy

Index Summary

[] Composition: Same base weights as the S and P GSCI Light Energy Index.  Weights are rebalanced annually[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield.  Exposure to the 3 contracts is assessed and rebalanced monthly

-- Exposure to short-term   contract (front month), medium-term  and long-term
contracts (pre- defined schedule based on liquidity)

-- For livestock, exposure is to three-month  forward contracts

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBRCOSUE)

DB Commodity Booster OYE Benchmark Light Energy

Index Construction

Note:

1 Weights shown are: Rebalance Weights for 2012

DB Commodity Booster OYE Benchmark Light Energy

Performance Analysis

Index Returns (1)                                                                Index Sector Exposure (1)

============================ ================ ====== ============ ============== -------------------------------------------
 ---------------------- --------------
 500                                                                              Sector
 Rebalance Weight (%)
                ------------ ---------------- ------ ------------ --------------

 400                                                                              Energy
                       37.38
                ------------ ---------------- ------ ------------ --------------

 300                                                                              Precious Metal
                        7.35
                ------------ ---------------- ------ ------------ --------------

 200                                                                              Industrial Metal
                       14.81
                ------------ ---------------- ------ ------------ --------------

 100                                                                              Agriculture and Livestock
                       40.45
                ------------ ---------------- ------ ------------ -------------- -------------------------------------------
 ---------------------- --------------
    0

    Jan-02      Jan-04        Jan-06          Jan-08 Jan-10            Jan-12

                ------------

                   DB Commodity Booster OYE Benchmark Light Energy

                   DJUBS

                   S and P-GSCI (Light) 1(Energy)
 1
Performance Analysis                                                             Year on Year Performance Comparison

--------------------------------------------- ------ ------------ --------------
 ================================================================== ==============
                             DB Commodity                                                                  Annual Returns for Excess
 Return Indices
                                                                                 -----------------
 ------------------------------------------------ --------------
                                                                  S and P-GSCI Light

January 2002 -- Oct 2012     Booster OYE           DJUBS          Energy                           DB Commodity Booster OYE
                S and P-GSCI Light
                             Benchmark light Energy                              Calendar Year        Benchmark Light Energy
 DJUBS                     Energy
Annualized Returns           10.6%                 4.5%           3.3%           2002                               14.91%
 23.86%                    15.09%
Volatility                   16.9%                 18.6%          19.3%

Sharpe Ratio(2)              0.63                  0.24           0.17           2003                               18.06%
 22.66%                    15.41%
Maximum Drawdown             -55.3%                -57.1%         -60.9%         2004                               24.74%
 7.64%                     7.31%
   Start Date                Jul-08                Jul-08         Jul-08

   End Date                  Mar-09                Mar-09         Feb-09         2005                               34.84%
 17.54%                    15.51%
Max Monthly Consecutive Loss -52.3%                -54.5%         -58.0%         2006                               12.68%
 -2.71%                     -3.77%
  Start Date                 Jul-08                Jul-08         Jul-08

                                                                                 2007                               20.90%
 11.08%                    17.16%
  End Date                   Feb-09                Feb-09         Feb-09

Max/Min Returns                                                                  2008                              -29.98%
 -36.61%                   -40.40%
  Rolling 12 Months          56.7% / -48.7%        39.9% / -52.7% 48.2% / -55.8% 2009                               17.27%
 18.72%                    15.17%
  Rolling 3 Months           24.5% / -41.1%        24.7% / -39.7% 26.1% / -44.6%

Average Monthly Returns      1.0%                  0.5%           0.4%           2010                               17.10%
 16.67%                    16.94%
% Months with Gains          62.3%                 58.5%          58.5%          2011                               -1.82%
 -13.37%                     -7.27%
Correlation

  DJUBS                      0.94                  1.00           0.97           2012 YTD                            2.08%
 1.47%                     2.67%
  S and P-GSCI Light Energy      0.97                  0.97           1.00           Annualized Return                  10.65%
 4.45%                     3.28%
---------------------------- ---------------- ------------------- -------------- ----------------- -------------------------
 ---------------------- --------------

1 Source: Bloomberg. DB Commodity Booster OYE Benchmark Light Energy has been retrospectively calculated and did not exist prior to 30 November 2011.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE Benchmark Light Energy Index would have been lower than the Index as a result of fees and / or costs

2 Sharpe Ratio = annualized return / volatility

3 Data is as of 31 Oct 2012. Statistics shown are for excess return indices.

DB Commodity Curve Alpha ERAC

Index Summary

[] Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the S and P GSCI Light Energy Index.  Weights are rebalanced annually

[] Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity S and P GSCI Index and volatility adjusted long exposure to the OY Enhanced Index.  The Index seeks to provide market-neutral  exposure, and to generate returns from carry using DB's
Optimum Yield Enhanced methodology

[] Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%.  Exposure to the short leg is set to
(--100%)  * 3-month  realized volatility of the single commodity OY Enhanced
Index / 3-month   realized volatility of the single commodity GSCI index

[] Embedded Cost: 0.75%  per annum

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBRCOAEC)

DB Commodity Curve Alpha ERAC

     Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

Index Construction

Constituent commodities

Apply Optimum Yield Enhanced Technology

[] Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield

OY Enhanced single commodity indices

Long Exposure = 100%

S and P GSCI single commodity indices

S and P GSCI rolls each
commodity to its nearest
available futures contract

Short exposure = 3-month realized volatility of single commodity OY Enhanced /
3-month realized volatility of single commodity GSCI Index

Carry Strategy
[] Market neutral equally weighted
    Long and Short positions to
    generate Alpha. Exposure to long  Single commodity long-short basket and short legs rebalanced monthly
    to maintain market neutrality                                          Provide same exposure to the
                                                                           single commodity long-short
                                                                           basket as in the S and P GSCI Light
                                                                           Energy Index. Weights are
                                                                           rebalanced annually

DB Commodity Curve Alpha

Subtract 0.75% fees per annum

DB Commodity Curve Alpha ERAC

DB Commodity Curve Alpha ERAC

Performance Analysis

Index Returns 1

Index Sector Exposure 1

Sector                  Rebalance Weight (%)
Energy                                      37.38
Precious Metal                                7.35
Industrial Metal                            14.81
Agriculture and Livestock                     40.45
----------------------- --------------------------

                      DB Commodity Curve Alpha ERAC
                      DB Commodity Booster OYE Benchmark Light Energy
                      S and P-GSCI Light Energy
Performance Analysis (1)
------------------------------------------- ---------------------- --------------
                             DB Commodity   DB Commodity
January 2002 -- Oct 2012     Curve Alpha    Booster OYE            S and P-GSCI Light
                             ERAC           Benchmark light Energy Energy
Annualized Returns           6.5%           10.6%                  3.3%
Volatility                   2.6%           16.9%                  19.3%
Sharpe Ratio(2)              2.53           0.63                   0.17
Maximum Drawdown             -4.3%          -55.3%                 -60.9%
  Start Date                 Jun-11         Jul-08                 Jul-08
  End Date                   Jul-12         Mar-09                 Feb-09
Max Monthly Consecutive Loss -2.4%          -52.3%                 -58.0%
  Start Date                 Feb-12         Jul-08                 Jul-08
  End Date                   Jul-12         Feb-09                 Feb-09
Max/Min Returns
  Rolling 12 Months          19.4% / -4.1%  56.7% / -48.7%         48.2% / -55.8%
  Rolling 3 Months           6.7% / -2.4%   24.5% / -41.1%         26.1% / -44.6%
Average Monthly Returns      0.5%           1.0%                   0.4%
% Months with Gains          68.5%          62.3%                  58.5%
Correlation
  DB Commodity Booster OYE
Benchmark Light Energy       0.17           1.00                   0.97
  S and P-GSCI Light Energy      0.02           0.97                   1.00
---------------------------- -------------- ---------------------- --------------

Year on Year Performance Comparison (1)
====================================================================== ==============
                              Annual Returns for Excess Return Indices
                  ---------------------------------------------------- --------------
                  DB Commodity Curve DB Commodity Booster OYE          S and P-GSCI Light
Calendar Year            Alpha ERAC     Benchmark Light Energy                Energy
2002                          1.57%                   14.91%                 15.09%
2003                          3.44%                   18.06%                 15.41%
2004                         16.21%                   24.74%                  7.31%
2005                         17.04%                   34.84%                 15.51%
2006                         10.63%                   12.68%                  -3.77%
2007                          5.83%                   20.90%                 17.16%
2008                         11.82%                  -29.98%                 -40.40%
2009                          2.31%                   17.27%                 15.17%
2010                          0.57%                   17.10%                 16.94%
2011                          3.98%                   -1.82%                  -7.27%
2012 YTD                     -1.06%                    2.08%                  2.67%
Annualized Return             6.50%                   10.65%                  3.28%
----------------- ------------------ --------------------------------- --------------

1 Source: Bloomberg. DB Commodity Curve Alpha ERAC Index and DB Commodity Booster OYE Benchmark Light Energy Index have been retrospectively calculated and did not exist prior to 30 November 2011.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC Index have been lower than the Index as a result of fees and / or costs

2 Statistics shown are for excess return / ERAC indices. Data is as of 31 Oct 2012
                                                                                              61

DB Commodity Curve Alpha ERAC 10

Index Summary

[] Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the S and P GSCI Light Energy Index.  Weights are rebalanced annually

[] Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity S and P GSCI Index and volatility adjusted long exposure to the OY Enhanced Index.  The Index seeks to provide market-neutral  exposure, and to generate returns from carry using DB's
Optimum Yield Enhanced methodology

[] Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%.  Exposure to the short leg is set to
(--100%)  * 3-month  realized volatility of the single commodity OY Enhanced
Index / 3-month   realized volatility of the single commodity GSCI index

[] Target Volatility: DB Commodity Curve Alpha ERAC 10 Index varies exposure to the DB Commodity Curve Alpha ERAC Index with a view to target a volatility of
10%.  Exposure is capped at 600%.

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBRCOCUE)

DB Commodity Curve Alpha ERAC 10

     Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

Index Construction

Constituent commodities

Apply Optimum Yield Enhanced Technology

[] Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield

OY Enhanced single commodity indices

Long Exposure = 100%

S and P GSCI single commodity indices

S and P GSCI rolls each
commodity to its nearest
available futures contract

Short exposure = 3-month realized volatility of single commodity OY Enhanced /
3-month realized volatility of single commodity GSCI Index

Carry Strategy
[] Market neutral equally weighted Long and Short positions to
generate Alpha.  Exposure to long Single commodity long-short   basket
and short legs rebalanced monthly to maintain market neutrality Provide same
exposure to the single commodity long-short   basket as in the S and P
GSCI Light Energy Index.  Weights are rebalanced annually

DB Commodity Curve Alpha

Subtract 0.75%  fees per annum

DB Commodity Curve Alpha ERAC

Volatility targeted at 10% by varying exposure to the DB Commodity Curve Alpha
ERAC.  Exposure is capped at 600%

DB Commodity Curve Alpha ERAC 10

DB Commodity Curve Alpha ERAC 10

Performance Analysis

Index Returns 1

Index Sector Exposure 1

DB Commodity Curve Alpha ERAC 10 DB Commodity Curve Alpha ERAC S and P-GSCI Light
Energy

Sector                  Rebalance Weight (%)
Energy                                      37.38
Precious Metal                                7.35
Industrial Metal                            14.81
Agriculture and Livestock                     40.45
----------------------- --------------------------

Performance Analysis (1)                                                     Year on Year Performance Comparison (1)

-------------------------------------------- ---------------- --------------
 ====================================================================== ==============
                             DB Commodity                                                                  Annual Returns for Excess
 Return Indices

 ---------------------------------------------------- --------------
January 2003 -- Oct 2012     Curve Alpha     DB Commodity     S and P-GSCI Light

                             ERAC 10         Curve Alpha ERAC Energy                                DB Commodity      DB Commodity
                S and P-GSCI Light
                                                                             Calendar Year     Curve Alpha ERAC 10 Curve Alpha ERAC
                       Energy
Annualized Returns           31.9%           7.0%             2.1%

Volatility                   10.6%           2.6%             19.9%          2003                         16.90%             3.44%
                      15.41%
Sharpe Ratio(2)              3.02            2.70             0.11

                                                                             2004                         93.81%            16.21%
                       7.31%
Maximum Drawdown             -21.2%          -4.3%            -60.9%

  Start Date                 Aug-11          Jun-11           Jul-08         2005                         97.40%            17.04%
                      15.51%
  End Date                   Jul-12          Jul-12           Feb-09

Max Monthly Consecutive Loss -13.1%          -2.4%            -58.0%         2006                         56.71%            10.63%
                       -3.77%
  Start Date                 Feb-12          Feb-12           Jul-08         2007                         28.09%             5.83%
                      17.16%
  End Date                   Jul-12          Jul-12           Feb-09

Max/Min Returns                                                              2008                         50.11%            11.82%
                      -40.40%
  Rolling 12 Months          129.6% / -20.7% 19.4% / -4.1%    48.2% / -55.8% 2009                          4.87%             2.31%
                      15.17%
  Rolling 3 Months           37.2% / -12.4%  6.7% / -2.4%     26.1% / -44.6%

Average Monthly Returns      2.4%            0.6%             0.3%           2010                          4.96%             0.57%
                      16.94%
% Months with Gains          70.3%           70.3%            58.5%

Correlation                                                                  2011                         11.37%             3.98%
                       -7.27%
  DB Commodity Curve Alpha   0.96            1.00             0.03           2012 YTD                      -7.66%           -1.06%
                       2.67%
ERAC

  S and P-GSCI Light Energy      0.04            0.03             1.00           Annualized Return            31.90%             7.02%
                       2.15%
---------------------------- --------------- ---------------- -------------- ----------------- -------------------
 -------------------------------- --------------

1 Source: Bloomberg. DB Commodity Curve Alpha ERAC 10 Index and DB Commodity Curve Alpha ERAC Index have been retrospectively calculated and did not exist prior to 30 November 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the
 Index will perform in the future. The performance of any investment product based on the DB
     Commodity Curve Alpha ERAC 10 Index have been lower than the Index as a result of fees and / or costs

2 Statistics shown are for excess return / ERAC indices. Data is as of 31 Oct 2012
                                                                                             64

Appendix

Appendix 1

Types of Returns in a Commodity Index

Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[] Underlying price movement

[] Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[] Collateral Yield [] Interest earned on capital held as collateral [] Spot
Return [] Change in front month futures contract

[] Roll Return [] Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

Excess Return = Spot Return + Roll Return

Total Return = Excess Return + Collateral Yield

Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

Mean Reversion

[] The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs.  1y moving average price

100% 80% 60% 40% 20%

0%
Jan-01  Jan-03  Jan-05  Jan-07  Jan-09  Jan-11  Energy Industrial Metals
Precious Metals Agriculture

     Outperformance
Year             (%)                  [] Heavy investment in Corn and Wheat as  [] In 2008 the index increased its weight to
                                         agricultural commodities are the most      Aluminum and reduced its weight to          []
 In 2009 the index was overweight in
2006          36.15
 Aluminum and Oil and gained from rallies in
                                         historically undervalued. Captures the     Energy, which was then at historical highs.
2007            7.82                     2006 Ags rally. Underweighting in          In retrospect, while the under-weighting in
 both. However, it was underweight in Gold
                                         Energy also contributed to good            Energy was a good decision, the
 and missed out on the Gold rally
2008            4.17                     performance as energy prices declined      overweight in Aluminum was not, as
2009          12.12                      significantly in 2006                      Aluminum prices declined significantly
2010            1.30
                     Source: Bloomberg
2011           -1.34
---- ---------------

                     Notes:

1 Past performance is not a guarantee of future results

2 The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity

    prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance                      67
3 Data is as of 30 December 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

MR+

Retrospective lookback over 12 periods

[] DBLCI-MR Plus(TM) Excess Return is a dynamic                                                  R e b a la n c e D a te    M1 , C 1

 ---------
     allocation strategy based on the performance of                                             R e b a la n c e D a te
                                                                                                 minus 1 m
     the DBLCI-MR(TM) Excess Return Index
                                                                                                                  ---------
 =========
[] Mandatory rebalancing takes place on a
     monthly basis                                       R e b a la n c e
                                                                                                                  ---------
 ---------
                                                         D a te m in u s
[] At each monthly rebalancing, the allocation in the    1 2 m o n th s
                                                                                                 ---------------- ---------
 ---------
     DBLCI-MR(TM) Excess Return strategy is determined
                                                                                                 ---------------- ---------
 ---------
     based on the performance of the DBLCI-MR(TM)
                                                                                                 ---------------- ---------
 ---------
     Excess Return over the previous 12 months
                                                         --------------------------------------- ---------------- ---------
 ---------
[] Twelve performance indicators are built, reflecting          R e b a la n c e D a te
                                                         --------------------------------------- ---------------- ---------
 ---------
     the performance of DBLCI-MR(TM) Excess Return
                                                         --------------------------------------- ---------------- ---------
 ---------
     over previous 12-months, 11-months, 10-months[]
                                                         --------------------------------------- ---------------- ---------
 ---------
     3-months, 2-months, 1-month
                                                                                 M 1 2 , C 1 2
                                                         --------------------------------------- ---------------- ---------
 ---------
[] The allocation or component weight to
     commodities is proportional to the number of times
                                                         --------------------------------------- ---------------- ---------
 ---------
     the DBCLI-MR(TM) Excess Return performance is                      DBLCI-MR (Lookback Returns as of 8(th) Oct 2012)
                                                         ------------------------------------------------------------------
 ---------
     greater than zero. The current allocation is 75.00%                     1 Month                                  -3.4%
                                                         --------------------------------------- ---------------- ---------
 ---------
     (see table)                                                             2 Month                                  -0.1%
                                                                             3 Month                                  8.1%
                                                         --------------------------------------- ---------------- ---------
 ---------
[] Rules based momentum strategy with no human                               4 Month                                  14.8%
                                                         --------------------------------------- ---------------- ---------
 ---------
     intervention, only execution                                            5 Month                                  7.6%
                                                         --------------------------------------- ---------------- ---------
 ---------
                                                                             6 Month                                  4.3%
                                                         --------------------------------------- ---------------- ---------
 ---------
[] The allocation can be as low as 0% and as high as                         7 Month                                  -0.9%
                                                         --------------------------------------- ---------------- ---------
 ---------
     100%                                                                    8 Month                                  0.4%
                                                         --------------------------------------- ---------------- ---------
 ---------
                                                                             9 Month                                  0.8%
                                                         --------------------------------------- ---------------- ---------
 ---------
                                                                            10 Month                                  5.3%
                                                         --------------------------------------- ---------------- ---------
 ---------
                                                                            11 Month                                  2.1%
                                                         --------------------------------------- ---------------- ---------
 ---------
                                                                            12 Month                                  8.6%
Notes: Returns are calculated as of 6(th) business day of each month, from Oct 2011 to Oct 2012.

Optimized Yield

Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[] Deutsche Bank's proprietary optimum yield ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

Contract Expiry Date

[] Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

Greater Roll Yield

Futures Price

Less Roll Yield

Contract Expiry Date

[] Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

Optimized Yield Index

Contract Selection

[] When: The OY index rolls out of a currently held contract one month prior to delivery month of the contract

[] New Contract Selection:

-- the new contract is selected on the first business day of the month from the list of eligible contracts -- eligible contracts for selection are contracts with delivery months 2 months after current month to 13 months after current month -- the eligible contract with the highest annualized implied roll yield is selected. If two or more  contracts are tied for the maximum roll yield, the contract with the shorter tenor is selected

Optimized Yield Index

Contract Selection (Cont'd)

[] Implied Roll Yield measurement:

-- implied roll yield for each eligible contract is measured as:

[] 1[][][]
[] PC () t, b[][] F () t ,i ,b[]
Y (t, i) =[] ()[] [] 1
[] PC t, i[]

-- Y(t,i): on any day t, the implied roll yield for entering into the commodity futures contract with exchange expiration month i

-- PC(t,b): Closing price of the base commodity future b

-- PC(t,i): Closing price of any eligible futures contract i

      -- F(t,i,b): Fraction of year between expiry dates of the base futures contract b and the futures contract with exchange expiration month i.
Calculated as number of calendar days between dates divided by 365 -- b: Base commodity future is the commodity future currently in the index[] Roll Period is 2nd to 5th business days of the month[] OY index rolls a specified number of units of the commodity every day during the roll period

Optimized Yield

Annualized Excess
returns from Jan
2002 to Oct 2012.
Most Optimum Yield
indices have
outperformed
corresponding
front-month
rolling indices

Energy Sector

Base Metals Sector

2 Data as of 31 Oct 2012

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

                                                                                  Step II                                  Step III
                              Step I                              Volatility Based Participation:                   Vol Target Index
                               Realized Volatility Monitoring   Participation = Target Volatility /
     Rebalancing                                                                                               Return =
 Participation x
                             Based on Last 90 Days Returns    Realized Volatility, subject to certain
    Once a Month                                                                                               Underlying Index
 Return
                                                                      maximum and minimum
                                                3 Month                                                          Underlying
      Volatility
                                    Realized Volatility                             Vol Target Allocation      Index Return
 Target Return
                        Month          (Annualized %)                                                      (%)            (%)
             (%)
                        12                         10.00                                              150.00           +5.00
         +7.50
                        13                         12.50                                              120.00           --1.00
         --1.20
                        14                          5.00                                              300.00           +3.00
         +9.00
Numerical Example:
Volatility Target = 15% 15                          7.50                                              200.00           --2.00
         --4.00
                        16                         15.00                                              100.00           --5.00
         --5.00
                        17                         20.00                                               75.00           +1.00
         +0.75
                        18                         30.00                                               50.00          --10.00
         --5.00

Risk-Parity Technology

[]  On each rebalance date we calculate the total index risk, Rp , on that date according to the formula
                                                          4 4
                                                 RP = [][]Wi Wj [] i [] j []ij
                                                         i=1 j=1

[] Where the volatility and dollar-weighting  of the i(t)(h) sector index is given by i i, respectively, and the correlation ([]) (and W) between the indices is given by ([])ij. To calculate ([])i and ([])ij we have used 90-day historical levels based on log returns

[] The amount of risk contributed, RCi, to the portfolio by the i(th) sector index is then calculated according to

4
Wi[] i[]Wj[] j []ij
RC = j=1
i R
P

[] We then solve the above set of non linear equations for each (W)i with the following constraints
1) (W)i [] 0 for each i
2) (RC)1 (= RC)2 (= RC)3 (= RC)4
3) (R)P = TV,  where TV is some pre-defined  target level of portfolio risk

[] Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree-of-freedom
    open.  Constraint 3) above fixes this final degree-of-freedom    by
imposing an overall leverage on the index in an attempt to target a constant level of (user-specified) risk within the portfolio of sector exposures

Overview of OY Enhanced

[] For each commodity, exposure is provided to 3 sub-indices   :
-- Short-Term  Index: invests in the front month contract - the same as GSCI contract
-- Medium-Term  Index: invests in a long-term  liquid contract
-- Long-Term   Index: invests in an even longer-term  liquid contract

[] Roll: Each sub-index   rolls into its target contract between the 2(nd) and
6(th) business days of each month

[] Rebalance: Exposure to each sub-index  is computed at the close of the 1st business day of each month. Rebalance is implemented at the close of the 2(nd)
business day of the month

Construction of OY Enhanced

[] The Optimum Yield Enhanced (OYE) indices diversify their exposure over three points of the relevant commodity's forward curve , the short term contract, the medium term contract and the long term contract

[] The methodology considers implied roll yields as well as historical volatility of curve shape to determine the exposure to be provided to the 3 different contracts.

[] Exposure to the three contracts is rebalanced on a monthly basis, thereby providing the flexibility to react to any change in curve shape.

OY Enhanced Roll

[] Choice of contracts for each component index is illustrated with Sugar below

[] Table above shows the contracts into which each index will roll in the month
mentioned in the top row[] Short-Term   Index: [] Rolls into H contract in Jan,
K in Feb, etc.  In Sep, it rolls into H contract of the next year.

          [] This roll schedule matches the S and P GSCI index roll schedule (roll period for the 2 indices is different --GSCI rolls between 5(th) and 9th business days of the month; OYE rolls between 2nd and 6th business days of the month)[] Medium-Term  Index: [] For each commodity, 2 named contracts per year are specified as Liquid Contracts. For Sugar, these are  H and V.

          [] The Medium-Term   contract provides exposure to the first Liquid
Contract available whose delivery month is after the Short-term  Index contract's delivery month[] Long-Term  Index: [] Provides exposure to the first
Liquid Contract available whose delivery month is after the Medium-Term
Index's delivery contract[] Unnecessary trading is avoided by maintaining continuity in contract exposures. E. g.  In Jun, the Long- term Index rolls out
of H * contract, the Medium-Term   Index rolls out of V and into H *, and the
Short- Term Index rolls into V.  As a result, exposure is maintained to the H *
and V contracts (although there might be a change in weights due to a change in
Sharpe Ratios)

The rebalance calculation is performed at the end of the 1(st) business day of every month

OY Enhanced Rebalance

[] For each commodity, exposure across the 3 sub-indices  is computed as follows

1. Compute Implied Roll Return for each sub-index

                              [] Price of Spot Contract [] (1/T )
-------------------------------------------------------
Implied Roll Return = [] []                             [] []     []1
                              []Price of Target Contract []

[] Spot Contract: Contract Short-Term  Index rolled into in the previous month
[] Target Contract: Contract Short-Term  Index will roll into in the current month. If this is the same as Spot  Contract, then it is replaced by the next available GSCI contract [] T: Days between expiry dates of Target Contract and
Spot Contract / 365

2. Compute Volatility for each sub-index

[] Compute daily returns, r(s), of the Spot Contract for last 61 business days
[] Compute daily returns, r(t), of the Target Contract for last 61 business days [] Compute spread returns: r(spread) = r(t) -- r(s) [] Compute annualized volatility of spread returns

3. Compute Sharpe Ratio for each sub-index

Implied Roll Return
Sharpe Ratio =
Volatility

4. Transform Sharpe Ratio of each sub-index  to a Probability Measure

[] Probability Measure = Cumulative probability on a standard normal distribution for the computed Sharpe Ratio.  The higher the Sharpe Ratio, the higher will be the Probability Measure. In this way, a Sharpe Ratio which can be negative or positive is transformed to a measure that is always positive and lies between 0 and 1.

5. Compute Exposures

[] Normalize the Probability Measures so they add to 100% [] Exposure to each
sub-index   = the normalized Probability Measure

Liquid Contracts for Optimum Yield Enhanced Indices

Commodity                      Liquid Contracts
           WTI Crude Oil   Jun                  Dec
             Natural Gas   Jan                  Jul
              Heating Oil  Jun                  Dec
          RBOB Gasoline    Jun                  Dec
          Brent Crude Oil  Jun                  Dec
                  Gas Oil  Jun                  Dec
                     Gold  Jun                  Dec
                    Silver Jul                  Dec
                Soybeans   Jul                  Nov
                     Corn  Jul                  Dec
                   Wheat   Jul                  Dec
             Soybean Oil   Jul                  Dec
                    Sugar  Mar                  Oct
                   Coffee  Jul                  Dec
                   Cotton  Jul                  Dec
           Kansas Wheat    Jul                  Dec
                   Cocoa   Mar                  Dec
                  Copper   Jun                  Dec
                Aluminum   Jun                  Dec
                      Zinc Jun                  Dec
                    Nickel Jun                  Dec
                     Lead  Jun                  Dec

Comparative Performance Statistics
----------------------------------------------------------------------------------------------------- --------------- -------------
 --------------
                                                              Annualized Returns for Various Indices
                                           ------------- -------------------------------------------- ---------------

                                           YTD Return [] 1 Year Return  3 Year Return  5 Year Return  10 Year Return  Volatility []
 Sharpe Ratio
Beta Allocation Indices
  DBLCI (TM)                                       0.21%         -1.31%          5.10%         -5.08%           6.89%    23.21%
          0.30
  S and P GSCI (TM)                                   -0.81%         -1.52%          2.98%         -8.38%           1.73%    25.40%
          0.07
  DJ-UBSCI (SM)                                    1.47%         -4.49%          2.67%         -4.90%           3.11%    18.56%
          0.17
Optimum Yield Based Indices
  DB Commodity Booster -- DJUBS ERAC               1.62%         -3.72%          4.05%         -2.22%           8.96%    17.00%
          0.53
  DB Commodity Booster DJUBS -- TV14 ERAC         -0.50%         -4.13%          2.80%          0.21%          12.24%    14.49%
          0.84
  DB Commodity Booster -- Benchmark               -0.86%         -1.20%          3.68%         -3.13%          10.20%    22.33%
          0.46
Mean Reversion Based Indices
  DBLCI-MR                                         0.58%         -0.56%          5.64%         -1.84%          11.33%    21.32%
          0.53
  DBLCI -- Mean Reversion Enhanced ERAC           -3.55%        -13.09%         -6.54%         -4.45%           8.10%    19.55%
          0.41
  DBLCI MR Enhanced 15                            -3.20%        -10.19%         -4.14%         -1.73%          12.85%    15.43%
          0.83
  DBLCI MR+                                       -3.33%         -4.67%          0.36%          1.46%           9.95%    15.61%
          0.64
Market Neutral Indices
  DB Commodity Harvest ERAC                       -1.65%         -1.99%         -0.55%          2.13%           4.68%      3.34%
          1.40
  DB Commodity Harvest -- 10 ERAC                 -9.57%        -11.14%         -4.49%          5.34%          13.82%    10.59%
          1.30
DB Commodity Allocator Index                      -5.57%         -6.78%         -7.50%          1.83%          10.86%    14.00%
          0.78
DB Commodity Risk Parity 18 Index                  1.99%         -2.36%          8.69%          5.25%          21.02%    19.31%
          1.09
DB Commodity Apex 14 Index ERAC                  -21.52%        -23.18%         -6.34%          9.24%          22.88%    13.00%
          1.76
DBLCI Commodity Momentum Index                   -27.15%        -23.52%         -0.52%        16.17%           12.27%    16.54%
          0.74
Optimum Yield Enhanced Based Indices
  DB Commodity Booster OYE DJUBS                   2.53%         -2.56%          5.83%          0.30%          11.46%    16.11%
          0.71
  DB Commodity Booster OYE Benchmark LE            2.08%         -0.69%          7.30%         -0.26%          10.34%    17.04%
          0.61
  DB Commodity Curve Alpha ERAC                   -1.06%         -1.49%          1.26%          3.84%           6.94%      2.54%
          2.73
  DB Commodity Curve Alpha ERAC 10                -7.66%        -10.20%          2.95%        13.25%           31.47%    10.27%
          3.06
Other Asset Classes
  Equities (S and P 500)                             14.29%         15.16%         13.18%           0.36%           6.90%    20.57%
          0.34
  Fixed Income (US Govt. All Total Return)         3.54%          5.24%          4.62%          5.12%           4.65%      2.77%
          1.68
------------------------------------------ ------------- -------------- -------------- -------------- --------------- -------------
 --------------

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero
       All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. Source:
 Bloomberg. Data as of 31 Oct 2012
    1  Annualised return based on total return, excess return and ERAC
                                                                80

2 Annualised vol of the daily lognormal returns

Products

DB Commodity Indices

DB Commodity Booster -- DJUBS ERAC

DB Commodity Booster DJUBS -- TV14 ERAC DB Commodity Booster -- Benchmark
DBLCI-MR

DBLCI-MR+

DBLCI -- Mean Reversion Enhanced ERAC DB MR Enhanced 15 DB Commodity Harvest
ERAC

DB Commodity Harvest -- 10 ERAC DBLCI Commodity Momentum Index DB Commodity
Allocator DB Commodity Risk Parity 18 Index DB Commodity Apex 14 ERAC Index DB
Commodity Booster OYE DJUBS

DB Commodity Booster OYE Benchmark Light Energy

DB Commodity Curve Alpha ERAC

DB Commodity Curve Alpha ERAC 10

Delta 1 Structures Structures with Vanilla
                          Optionality
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Notes: We can offer Structures with Vanilla Optionality on DB Commodity
Allocator 12 Index

Market Data Sources
Bloomberg Tickers and Index Live Dates
----------------------------------------------- ---------------- ---------------
                                                Bloomberg Ticker Index Live Date
S and P GSCI Index                                  SPGCCIP Index
S and P GSCI Light Energy                           SPGSLEP Index
DJUBS                                           DJUBS  Index
DBLCI                                           DBLCMACL Index 28 February 03
DBLCI-MR                                        DBLCMMCL Index 28 February 03
DBLCI -- Mean Reversion Enhanced ERAC           DBLCMREN Index 26 October 09
DB MR Enhanced 15                               DBLCMTEU Index 28 September 09
DBLCI-MR+                                       DBLCMPUE Index 20 June 07
DB Commodity Booster -- Benchmark               DBCMBSEU Index 15 December 07
DB Commodity Booster -- Benchmark Light Energy  DBCMBLEU Index 15 December 07
DB Commodity Booster -- DJUBS ERAC              DBCMBDEN Index 12 October 10
DB Commodity Booster DJUBS -- TV14 ERAC         DBCMBTVN Index 12 October 10
DB Commodity Harvest ERAC                       DBLCHNUE Index 14 October 08
DB Commodity Harvest -- 10 ERAC                 DBCMHVEG Index 14 October 08
DB Commodity Booster OYE DJUBS                  DBCMODUE Index 31 October 11
DB Commodity Booster OYE Benchmark Light Energy DBRCOSUE Index 30 November 11
DB Commodity Curve Alpha ERAC                   DBRCOAEC Index 30 November 11
DB Commodity Curve Alpha ERAC 10                DBRCOCUE Index 30 November 11
DB Commodity Allocator                          DBLCABER Index 24 October 09
DB Commodity Risk Parity 18 Index               DBCMRPTV Index August 2010
DBLCI Commodity Momentum Index                  DBCMMOUE Index 18 October 10
DB Commodity Apex 14 ERAC Index                 DBCMA14N Index June 11
Equities (S and P 500) Total Return                 SPTR Index
Fixed Income Total Return                       JHDCGBIG Index
----------------------------------------------- ---------------- ---------------

Optimized Yield
Available Indices
------------------------------------ ---------------- ---------------
Commodity       Contract Expiry Date Bloomberg Ticker Index Live Date
Energy
WTI Crude Oil   20-Jun-13            DBLCOCLE Index   31 May 06
Brent Crude Oil 15-Nov-12            DBLCYECO Index   31 May 06
Heating Oil     29-Mar-13            DBLCOHOE Index   31 May 06
RBOB Gasoline   30-Nov-12            DBLCYERB Index   31 May 06
Gasoil          12-Jun-13            DBLCYEGO Index   31 May 06
Natural Gas     26-Sep-13            DBLCYENG Index   31 May 06
Base Metals
Aluminum        16-Oct-13            DBLCOALE Index   31 May 06
Copper          20-Mar-13            DBLCYECU Index   31 May 06
Zinc            19-Dec-12            DBLCYEZN Index   31 May 06
Nickel          18-Sep-13            DBLCYENI Index   31 May 06
Lead            19-Dec-12            DBLCYEPB Index   31 May 06
Precious Metals
Gold            27-Dec-12            DBLCOGCE Index   31 May 06
Silver          27-Dec-12            DBLCYESI Index   31 May 06
Agriculture
Wheat           12-Jul-13            DBLCOWTE Index   31 May 06
Kansas Wheat    12-Jul-13            DBLCYEKW Index   31 May 06
Corn            14-Dec-12            DBLCOCNE Index   31 May 06
Soybean         14-Nov-13            DBLCYESS Index   31 May 06
Cotton          06-Mar-13            DBLCYECE Index   31 May 06
Sugar           28-Jun-13            DBLCYESB Index   31 May 06
Coffee          18-Mar-13            DBLCYEKC Index   31 May 06
Cocoa           13-Dec-12            DBLCYECC Index   31 May 06
--------------- -------------------- ---------------- ---------------

Source: DBIQ
Notes:
1 Bloomberg Tickers shown are for Excess Return version of the indices 83

2 Data as of 31 Oct 2012

Risk Considerations

[] The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[] The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index.  However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective[] The Optimum
Yield and Optimum Yield Enhanced strategies described herein aim to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield.  However, indices employing the Optimum Yield and Optimum Yield Enhanced strategies may not be successful in achieving the desired objective[] The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index.  However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective[] The Mean
Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting  relatively expensive commodities.  However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective[] The Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities.  However, indices employing the Momentum strategy may not be successful in achieving the desired objective [] The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal.  However, indices employing the Risk
Parity strategy may not be successful in achieving the desired objective[] The
Allocator strategy described herein aims to maximize returns by combining the
Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield strategies, will be successful in achieving the desired objective [] The Apex 14 ERAC Index described herein aims to maximize returns by combining the Mean Reversion, market neutral, Momentum and Target Volatility strategies described herein. However, there is no guarantee that an index employing any of these strategies will be successful in achieving the desired objective.
[] Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

Risk Considerations (Cont'd)

Past Performance

[] An index's performance is unpredictable, and past performance is not indicative of future performance. We give no  representation or warranty as to the future performance of any index or investment[] Some of the indices described herein have very limited performance history

Index Comparison

[] In this document, various performance-related   statistics, such as index
return and volatility, among others, of each Deutsche Bank proprietary index included herein are compared with those of their related Deutsche Bank and/or non- Deutsche Bank indices. Such comparisons are for information purposes only.
No assurance can be given that such Deutsche Bank proprietary indices included herein will outperform their related Deutsche Bank and/or non-Deutsche  Bank indices in the future; nor can assurance be given that such Deutsche Bank proprietary indices will not significantly underperform their related Deutsche
Bank and/or non-Deutsche   Bank indices in the future. Similarly, no assurance
can be given that the relative volatility levels of such Deutsche Bank proprietary indices and their related Deutsche Bank and/or non-Deutsche  Bank indices will remain the same in the future

Backtesting

[] Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid.  Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[] Deutsche Bank AG has filed a registration statement (including a prospectus)
with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www. sec. gov.  Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free  1-800-311-4409

Disclaimer

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or calculating S and P GSCI Index. S and P is not responsible for and have not
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have been licensed for use for certain purposes by Deutsche Bank. The DB
Commodity Harvest -- DJUBS and DB Commodity Booster -- DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow
Jones and Company, Inc. or UBS Securities LLC, but is published with their
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